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                                                                    Exhibit 23.4

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Key Components, LLC
Key Components Finance Corp.
B.W. Elliott Manufacturing Co., Inc.
Hudson Lock, Inc.
ESP Lock Products, Inc.


         We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 2 to the Registration Statement of our report dated February 7, 1997, relating to the financial statements of ESP Lock Products, Inc. as of December 31, 1996 and 1995 and for the years then ended, which is contained in that Prospectus.


         We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP


Gardner, Massachusetts
September 29, 1998